Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares no par value of eToro Group Limited. Each of the undersigned acknowledges that each shall be responsible for the timely filing of any statement (including amendments) on Schedule 13G, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons making such filings, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement on the dates set forth below.

China Vered Financial Holding Corporation Limited		Date: August 4, 2026

/s/ Xie Fang
Name:	Xie Fang
Title:	Director

China Vered Financial Investment Management Limited		Date: August 4, 2026

/s/ Xie Fang
Name:	Xie Fang
Title:	Director

China Vered Capital (Cayman) Limited		Date: August 4, 2026

/s/ Xie Fang
Name:	Xie Fang
Title:	Director

CM SPC acting on behalf of CM Equities SP		Date: August 4, 2026

/s/ Xie Fang
Name:	Xie Fang
Title:	Director

CM Strategic Capital Holding Limited		Date: August 4, 2026

/s/ Lau Hoi Leung
Name:	Lau Hoi Leung
Title:	Director

CM Strategic Investment Management Holding Limited		Date: August 4, 2026

/s/Lau Hoi Leung
Name:	Lau Hoi Leung
Title:	Director

Mighty Commander Limited		Date: August 4, 2026

/s/ Huang Yinying
Name:	Huang Yinying
Title:	Director